Exhibit 4(e)

                                             AMENDMENT NO. 1
                                                    TO
                                  AMENDED AND RESTATED CREDIT AGREEMENT


     This Amendment No.1 to Amended and Restated Credit Agreement (this "Amendment") is entered into as of April 5, 2002, by and among ESCO Technologies Inc., a Missouri corporation ("Company"), each financial institution signatory hereto as a Lender (collectively the "Lenders" and individually each a "Lender"), and BANK OF AMERICA, N.A., as Administrative Agent, Swing Line
Lender,   Offshore  Currency  Fronting  Lender  and  Issuing  Lender  ("Bank  of
America").

                                                 RECITALS

     A. Company, Bank of America and the Lenders are party to that certain Amended and Restated Credit Agreement dated as of February 28, 2001 (the "Credit Agreement"). Unless otherwise specified herein, capitalized terms used in this Amendment shall have the meanings ascribed thereto in the Credit Agreement.

     B. Company, Bank of America and the undersigned Lenders wish to amend the Credit Agreement on the terms and conditions set forth below.

     NOW, THEREFORE, in consideration of the mutual execution hereof and other good and valuable consideration, the parties hereto agree as follows:

     1.   Amendments to Credit Agreement.

          (a) The definition of "Letter of Credit Sublimit" appearing in Section
     1.01 of the Credit Agreement is hereby amended by inserting the amount "$25,000,000" in replacement for the amount "$15,000,000" appearing therein.

          (b) Section 2.08(a) of the Credit Agreement is hereby amended by deleting the following sentence appearing therein:

          "Any such reduction or termination shall be accompanied by payment of all accrued and unpaid participation fees under Section 2.10(d) with respect to the portion of the Fronted Offshore Currency Commitment being reduced or terminated."

          (c) Section 2.08(c) of the Credit Agreement is hereby amended and restated in its entirety as follows:

          " (c) Scheduled Commitment Reductions. In addition to any reductions pursuant to Section 2.08(b), the combined Commitments will be permanently reduced by $5,000,000 (as such amount may be reduced by any reduction in the applicable year pursuant to Section 2.08(a)) on each of April 11, 2002, April 11, 2003 and April 11, 2004. To the extent applicable, Company shall make the prepayments required by Section 2.07(c) on such dates."

          (d) Section 2.14(a) of the Credit Agreement is hereby amended by inserting the date "April 11, 2004" in replacement for the date "April 11, 2002" appearing therein.

     2. Representations and Warranties of Company. Company represents and warrants that:

          (a) The execution, delivery and performance by Company of this Amendment have been duly authorized by all necessary corporate action and this Amendment is a legal, valid and binding obligation of Company enforceable against Company in accordance with its terms, except as the enforcement hereof may be subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors' rights generally;

          (b) Each of the representations and warranties contained in Section 5 of the Credit Agreement is true and correct in all material respects on and as of the date hereof as if made on the date hereof; and

          (c) After giving effect to this Amendment, no Default or Event of Default has occurred and is continuing.

     3. Effective Date. This Amendment shall become effective upon:

          (a) The execution and delivery hereof by Company, Bank of America and the Lenders; and

          (b) Company's payment to Administrative Agent, for the respective accounts of the Lenders pro rata according to their respective Pro Rata Shares, an amendment fee in an amount equal to four (4) Basis Points on the combined Commitments. Such amendment fee is for the Lenders amending the Credit Agreement as contemplated hereby, and is fully earned on the date paid. The amendment fee paid to the Lenders is solely for their own account and is nonrefundable.

     4. Reference to and Effect Upon the Credit Agreement.

          (a) Except as specifically amended hereby, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed; and

          (b) The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Administrative Agent or any Lender under the Credit Agreement or any Loan Document, nor constitute a waiver of any provision of the Credit Agreement or any Loan Document. Upon the effectiveness of this Amendment, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof", "herein" or words of similar import shall mean and be a reference to the Credit Agreement as amended hereby.

     5.  Costs  and  Expenses.  Company  hereby  affirms  its  obligation  under
     Section 10.03 of the Credit Agreement to reimburse the Administrative Agent for all costs and expenses paid or incurred by the Administrative Agent in connection with the preparation, negotiation, execution and delivery of this Amendment, including but not limited to the attorneys' fees and time charges of attorneys for the Administrative Agent with respect thereto.

     6. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAW OF THE STATE OF MISSOURI (WITHOUT REGARD TO CONFLICTS OF LAW PROVISIONS THEREOF); PROVIDED THAT COMPANY, THE ADMINISTRATIVE AGENT AND THE LENDERS SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

     7. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

     8.  Counterparts.   This  Amendment  may  be  executed  in  any  number  of
     counterparts, each of which when so executed shall be deemed an original but all such counterparts shall constitute one and the same instrument.

                                         [signature pages follow]




          IN WITNESS WHEREOF, the parties have executed this Amendment as of the date and year first above written.


                    ESCO TECHNOLOGIES INC.
                    By: Name: Title:




                    BANK OF AMERICA, N.A., as Administrative Agent
                    By: Name: Title:



                    BANK OF AMERICA, N.A., as Lender, Issuing Lender, Swing Line Lender and Offshore Currency Fronting Lender
                    By: Name: Title:


                    BANK ONE, NA (Main Office Chicago), as a Lender
                    By: Name: Title:


                    THE NORTHERN TRUST COMPANY, as a Lender
                    By: Name: Title:


                    LASALLE BANK NATIONAL ASSOCIATION, as a Lender
                    By: Name: Title:


                    COMMERCE BANK, N.A., as a Lender
                    By: Name: Title: